Amendment No. 3 to Building G Lease

AMENDMENT NO. 3 TO LEASE
This AMENDMENT NO. 3 TO LEASE (“Amendment”) is dated as of June 22, 2017 (the “Amendment Date”), by and between SANTA CLARA G LLC, a Delaware limited liability company (“Landlord”) and PALO ALTO NETWORKS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Santa Clara Property Owner I LLC (Landlord’s predecessor in interest) and Tenant entered into that certain Lease dated as of October 7, 2015 (the “Original Lease”), as amended by Amendment No. 1 to Lease dated November 9, 2015 (“Amendment No. 1”) and by Amendment No. 2 to Lease dated November 16, 2016 (“Amendment No. 2”, and defined collectively with the Original Lease and Amendment No. 1 as the “Lease”) for premises containing 309,559 rentable square feet of floor area, consisting of the entirety of one (1) building located in the City of Santa Clara, County of Santa Clara, State of California and defined in such Lease as “Building G,” all as more particularly described in the Lease;
B.    Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.
2.Lease Expiration Date. The definition of “Lease Expiration Date” set forth in Article 1 of the Lease is hereby deleted and replaced with the following:

Lease Expiration Date:	July 31, 2028, unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.
3.Lease Commencement Date. Paragraph 2.3 of the Lease is hereby amended in its entirety to read as follows:
The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on April 1, 2018 (the “Lease Commencement Date”). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1, as the same may be extended pursuant to Article 15 below). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).
4.Lease Commencement Date Certificate. Exhibit E attached to the Original Lease is hereby deleted.
5.Delivery of Possession.
(a)    Paragraph 2.4 of the Lease is hereby amended in the following respects:

Amendment No. 3 to Building G Lease

(i)    The final sentence of Paragraph 2.4(a) is hereby deleted.
(ii)    Paragraph 2.4(b) is hereby deleted.
(iii)    The first sentence of Paragraph 2.4(c) is hereby amended in its entirety to read as follows:
In addition, Landlord shall deliver possession of the Leased Premises and Parking Structure - P2 Substantially Complete (as defined below) on the Lease Commencement Date. As used herein, the term “Substantially Complete” means:
(iv)    The final paragraph of Paragraph 2.4(c) is hereby amended in its entirety to read as follows:
If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on April 1, 2018 (or May 31, 2018 with respect to Parking Structure-P2), as such dates may be extended, if applicable, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant, except solely to the extent provided below in this Paragraph 2.4(c). If Landlord is unable to deliver possession of Parking Structure-P2 in the agreed condition on or before May 31, 2018 (as such date may be extended, if applicable), Landlord shall be afforded a delivery grace period of one hundred twenty (120) days after such date (as extended, if applicable). If Landlord is unable to deliver possession of Parking Structure-P2 in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of Tenant Delays and up to ninety (90) days of Force Majeure), then, subject to the final sentence of this Paragraph 2.4(c), Tenant shall be entitled to terminate this Lease by written notice delivered to Landlord within ten (10) days after the expiration of the delivery grace period (as extended, if applicable), and in no event shall Landlord be liable in damages to Tenant for such delay. Notwithstanding the foregoing, if Landlord successfully completes Parking Structure-P2 in the agreed condition on or prior to the Lease Commencement Date but it is damaged by casualty prior to the Lease Commencement Date, then the foregoing right of termination shall be void and Tenant’s right to terminate, if any, for late delivery of Parking Structure-P2 shall be solely as set forth in Paragraph 10.4 below.
(v)    Paragraph 2.4(e) is hereby deleted.
(vi)    Paragraph 2.4(f) is hereby deleted.
(b)    Notwithstanding anything to the contrary in the Lease, Landlord shall not deliver, and shall not be required to deliver, possession of the Leased Premises or Parking Structure P-2 to Tenant prior to the Lease Commencement Date of April 1, 2018, and Tenant shall not have the right to access the Lease Premises prior to such date.
6.Milestones. Paragraph 2.8 of the Lease is hereby amended in the following respects:

Amendment No. 3 to Building G Lease

(a)    Paragraph 2.8(b) is hereby amended in its entirety to read as follows:
Notwithstanding anything to the contrary in the Work Letter or this Lease, Tenant shall have the right, in its sole discretion, to terminate the Lease if Landlord fails to accomplish Substantial Completion of Parking Structure P-2 by the applicable date set forth above (or in Paragraph 2.4, as applicable, after taking into account applicable extension and grace periods set forth therein). Tenant may exercise its right to terminate the Lease pursuant to this Paragraph 2.8(b) by delivery to Landlord of written notice of such exercise within ten (10) days following the applicable milestone deadline set forth above or in Paragraph 2.4, as applicable; provided, however, that if the applicable milestone is met before Landlord’s receipt of such notice from Tenant, the applicable notice shall be deemed rescinded.
(b)    Paragraph 2.8(c) is hereby amended in its entirety to read as follows:
If Landlord is unable to cause Substantial Completion of Parking Structure - P2 to be Substantially Completed by May 31, 2018 (as such date may be extended due to Tenant Delays and up to ninety (90) days of Unavoidable Delays), then, in addition to Tenant’s other rights and remedies under this Lease, the date Tenant is otherwise obligated to commence payment of Base Monthly Rent shall be delayed by one day for each day that Substantial Completion is delayed beyond such dates (the “Base Rent Penalty”). Notwithstanding the foregoing, if despite using commercially reasonable efforts to achieve Substantial Completion, Landlord is unable to cause Substantial Completion of Parking Structure-P2 to occur on or before December 31, 2018 (as such date may be extended due to delays caused by Tenant or any Tenant Parties and up to ninety (90) days of Unavoidable Delays), then Landlord shall have the right to either (i) terminate the foregoing Base Rent Penalty or (ii) allow the Base Rent Penalty to continue until Substantial Completion of the Landlord’s Work occurs. Landlord may exercise the foregoing election by delivery to Tenant of written notice of such exercise within ten (10) days following such date. If Landlord elects to terminate the Base Rent Penalty as aforesaid, then Tenant shall have the right to terminate this Lease by delivery to Landlord of written notice of such exercise within ten (10) days following receipt of Landlord’s written election notice. “Unavoidable Delays” means any prevention, delay or stoppage due to acts of God, natural disasters, acts of war, terrorist acts, civil commotions, moratoria, fire or other casualty.
7.Base Monthly Rent.
(a)    The definition of Base Monthly Rent set forth in Article 1 of the Original Lease is hereby deleted and replaced with the following:
Base Monthly Rent:    The term “Base Monthly Rent” shall mean the following:

Amendment No. 3 to Building G Lease

Period	Base Monthly Rent
Months 1-18	$0.00 (abated)
Months 19-36	$983,736.60
Months 37-48	$1,005,373.48
Months 49-60	$1,025,038.99
Months 61-72	$1,045,097.82
Months 73-84	$1,065,557.82
Months 85-96	$1,086,427.02
Months 97-108	$1,107,713.60
Months 109-120	$1,129,425.92
Months 121-124	$1,151,572.48

(b)    The foregoing schedule of Base Monthly Rent includes an adjustment to incorporate the Re-Measured RSF as defined in Amendment No. 2 and the further adjustment contemplated by Paragraph 2 of Amendment No. 1.
8.Landlord’s Work. The Work Letter is hereby amended by deleting Exhibit A-1 (which was attached as an exhibit to Amendment No. 1) and replacing it with Exhibit A-1 attached to this Amendment.
9.Lump Sum Payment Amendment. Exhibit F attached to Amendment No. 2 is hereby deleted and replaced with Exhibit F attached to this Amendment.
10.Condition Precedent To Lease Amendment. This Amendment and Landlord’s and Tenant’s obligations hereunder are subject to the receipt by Landlord, no later than fifteen (15) business days after the date hereof, of the Lender’s Consent, as hereinafter defined. Landlord hereby agrees to use diligent efforts to obtain the Lender’s Consent by such date; however, if Landlord does not receive the Lender’s Consent by such date, this Amendment may be terminated, at Landlord’s or Tenant’s option, by written notice delivered to the other party within five (5) business days after the expiration of such fifteen (15) business day period, and, upon delivery of such notice, this Amendment shall be deemed terminated and of no further force or effect, and neither party shall have any further rights, obligations, or liabilities hereunder. As used herein, the term “Lender’s Consent” means a written consent to this Amendment, in form reasonably satisfactory to Landlord and Tenant, executed by the holder of the promissory note secured by any deed of trust encumbering the fee interest in the real property of which the Leased Premises are a part.
11.Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

Amendment No. 3 to Building G Lease

12.Miscellaneous.
12.1    Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.
12.2    Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.
12.3    Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

Amendment No. 3 to Building G Lease

12.4    Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT: PALO ALTO NETWORKS, INC., a Delaware corporation
By:	/s/ STEFFAN TOMLINSON
Steffan Tomlinson, Chief Financial Officer

LANDLORD: Santa Clara G LLC, a Delaware limited liability company
By:    Santa Clara G REIT LLC,
a Delaware limited liability company,
its Sole Member

By:     Santa Clara Campus Property Owner I LLC,
a Delaware limited liability company,
its Manager

By:    Santa Clara Phase III REIT LLC,
a Delaware limited liability company,
its Sole Member

By:    Santa Clara Campus Partners LLC,
a Delaware limited liability company,
its Manager

By:    Menlo Equities Development Company IX LLC,
a California limited liability company,
its Manager

By:    Menlo Equities V LLC,
a California limited liability company,
its Manager

By:    Menlo Legacy Holdings, L.P.,
a California limited partnership,
its Managing Member

	By:	/s/ HENRY D. BULLOCK
Henry D. Bullock, President

Amendment No. 3 to Building G Lease

EXHIBIT A-1

The Campus@3333 Scott
Landlord's Warm Shell
8-Story Base Building & Core
(Restrooms, Stairwells, HVAC, Elevators, Electrical/MPOE)

GENERAL DESCRIPTION: Landlord's shell and core will comply with all codes and regulations, including fire, building, Title 24 and ADA. Building will be LEED Silver. The Approved Plans include the following:

•	The building is a steel frame structure with glass, metal and thin-shell concrete window wall system.

•	Interior brace frames with exterior moment frames.

•	Glass/metal frame entry doors.

•	Roof screen is included.

•	15’ floor-to-floor clearance on ground floor and 14’ on upper floors to allow for an 11’+/- ceiling height on the ground floor and a 10’ +/- finished ceiling on the upper floors.

•	Three stairs. Center stair to be open between floors 1-4 and floors 5-8.

•	15mil Stego vapor barrier installed under building slabs.

•	Ground floor and upper floor elevator lobbies to be completed by Tenant as part of TIs.

CONCRETE FLOORS

•	Floor flatness/levelness consistent with ASTM E1155/E 1155M.

•
The floors will be designed for structural loading capability that can accommodate the placement of furnishings, fixtures and equipment that is consistent with the needs of a typical office tenant (live load of 100psf), except structural components added for high density loads due to upsized rooftop HVAC equipment.

EXTERIOR GLASS

•	Exterior glass Title 24 compliant, insulated, free from scratches, nicks, cracks, marring and the intrusion of weather.

ELEVATORS

•	One 4,000lb and four 3,500lb capacity Mitsubishi Electric traction passenger elevators with a rated speed of 350fpm provided.

•	Center opening doors with 9’-3” cab finished ceiling height.

•	Finished interior cabs, except floors, which will be finished by Tenant to match Tenant’s ground floor lobby.

•	All elevator cars, lobby call lanterns and call buttons in compliance with all codes and regulations.

•	One 4,000lb 2-stop hydraulic freight elevator.

•	No elevator cars security card readers; part of TIs.

PERIMETER CONDITIONS AND BUILDING CORE (restrooms, elevators, stairwells and electrical rooms)

•
Lights, finished walls, ceiling and floor tile provided in restrooms and exit corridors only; lights and unfinished walls in electrical rooms. Toilet exhaust at restrooms included. IT closets are part of TI construction except ground floor MPOE room.

Amendment No. 3 to Building G Lease

•
Code required exit stairwells with painted walls, finished ceilings, handrails, lights and noise reducing epoxy sealed floors stairs and landings The center stairwell is open with exposed steel and cable railings; additional finishes installed by Tenant with TIs.

•	Exposed window wall system. Completed window assembly with painted metal frames.

•
Exterior building envelope insulation as per Title 24, roof insulation and firesafing are included. No drywall is included except in the core areas. Core walls are framed, drywalled and fire taped finish.

•
Code compliant paint grade finished wood and metal doors, complete with frame, trim and hardware, installed at all stairwells, toilet rooms and service areas. Finish mutually agreed to by Tenant and Landlord. Additional double exit doors in Building G at grade. Intumescent paint in lieu of fireproofing on steel beams/columns and center open stairwell, mutually agreed to by Landlord and Tenant.

•	Code compliant temporary ground floor construction office and storage area (excluded from definition of “Substantially Complete”).

PERIMETER WINDOW COVERINGS

Tenant shall install window blinds and/or shades as part of TIs, subject to Landlord approval.

TOILET ROOMS

•
Women's and men's toilet rooms designed and constructed in compliance with current code requirements, laws and recommendations for size and quantity, including the Americans with Disabilities Act/Title 24, except that Landlord will provide two additional toilet stalls and one additional sink per restroom. The design and finish, mutually approved by Landlord and Tenant, include the following:

o	Water (hot and cold) shall be provided for all toilet rooms.

o	Lavatory counters shall have high quality solid surface tops with recessed lavatories.

o	All faucets shall have auto-sensors.

o	Code required wet walls shall be finished with full height ceramic tile.

o	Includes floor drains.

o	The ceilings shall be painted with semi-gloss paint.

o	Toilet partitions shall be floor mounted; baked enamel or P-lam.

o	Urinal partitions shall be wall mounted.

o	Low flow toilets and urinals shall be wall mounted in all restrooms.

o	Code compliant lighting only.

•	All fixtures are porcelain and ADA compliant.

•	Accessories include:

o	Recessed seat cover dispenser

o	Recessed paper towel dispenser/waste receptacles

o	Recessed feminine napkin vendor

o	Recessed mounted roll toilet tissue dispensers

o	Handicap grab bar as required by code

o	Lavatory soap dispensers

WASTE WATER AND VENT SYSTEM (PLUMBING)

•
One cold water line, two hot water lines, a sanitary waste and vent on every floor for Tenant's use, size to be mutually determined. All plumbing required for TIs, including any break areas, to be installed by Tenant as part of TIs.

Amendment No. 3 to Building G Lease

•	An ADA accessible drinking water refrigerated fountain installed on each floor. Domestic water booster pump, if required.

•	Underslab plumbing to support TIs, mutually agreed by Landlord and Tenant.

•	Underground grease interceptor for (2,000gal).

HVAC SYSTEM

•	Built-up HVAC system: 760 tons of cooling with two rooftop chillers and two cooling towers plus roof top space for an additional chiller and cooling tower.

•	Supply and exhaust ductwork and air outlets for warm shell “core” areas installed by Landlord.

•	Rooftop boilers and hot water line vertically distributed and valved to each floor included.

•	Stairwell pressurization fans with vertical distribution as required to meet code.

•	Fire/smoke control system inclusive of smoke removal fans, damper and overriding controls at fire control room.

•	Tenant to install all additional exhaust and HVAC systems related to TIs, including connecting to the base building energy management system.
SUPPLEMENTAL and 24 hour HVAC

•	Supplied by Tenant in TI construction. Landlord to provide a rooftop equipment pad within Landlord’s roof screen area for Tenant’s supplemental HVAC units or other equipment.

ELECTRICAL AND POWER SYSTEM

•	12KV primary service with 3,000amps for typical office use plus infrastructure for an additional 3,000amps for non-standard office use per Approved Plans.

•	Power distribution system with vertical bus duct riser feeding lighting and power bus circuit breakers at each floor and rooftop HVAC.

•	Emergency distribution system consisting of standby generator, distribution board at ground floor with life safety and legally required automatic transfer switches, distribution boards and feeders.

•	Step-down transformers in electrical rooms on all upper floors provided.

•	Landlord to provide switchgear and panels in the main electrical room sufficient to distribute power to accommodate the core, landscape lighting, HVAC, elevators and fire alarm.

•	Power and lighting per 2013 Title 24 Requirements

•	Receptacles provided in the Landlord installed restrooms and exit corridors.

•	Downlights and specialty lighting provided in the Landlord installed restrooms and stairs.

•	Each building is to be separately metered. Landlord will coordinate with the utility companies to have meter installed at Landlord’s cost.

•	Emergency Generator as required by code.

•	No Backup Power Supply supplied by Landlord.

•	Emergency supply and exhaust fan service.

•	Emergency elevator service.

•	Emergency fire pump and tank per code.

•	Egress lighting to be fed by generator.

•	DAS system.

FIRE & LIFE SAFETY SYSTEMS

•
Major fire line throughout the building with sprinkler heads pointing up in unfinished interior space. Complete sprinkler assembly in Landlord installed restrooms and stairwells. Fire monitoring system for base building with core; adequately sized to allow tenant to expand as part of TIs.

•	Includes fire pump and water tanks, per code.

•	Monitoring provided for sprinklers, elevators and HVAC base building and core systems per code. Tenant to expand monitoring for TI.

Amendment No. 3 to Building G Lease

•	Landlord to provide required Fire/Life Safety systems per code.

SECURITY ACCESS SYSTEMS

•	None provided. Supplied by Tenant in TI construction if desired by Tenant. Landlord to provide rough-in provisions at locations requested by Tenant.

TELECOMMUNICATION

•	Landlord will provide four 4” conduits into the ground floor MPOE room in each building from central underground telecom vaults on site which all service providers can access.

•	Tenant is responsible for distribution of its teledata/IT from the MPOE/IDF rooms to rest of the building.

•	Landlord will provide roof top space and conduit from the IDF room for Tenant's satellite dish. Tenant is responsible for installing its satellite dish.

PARKING

•	Landlord is to install all surface parking and Parking Structure-P2 as shown on the Site Plan.

LANDSCAPE

•	Landlord is to provide landscape and hardscape at all common areas surrounding the building and Parking Structure-P2 as shown on the Approved Plans.

•	Bike storage areas will be provided in Parking Structure – P2.

•
The landscaped areas are to be planted such that areas containing flowers shall mature within one year of initial occupancy. Areas planted with shrubs and trees shall mature within two years of initial occupancy.

•	All landscaped path of pedestrian travel areas to be lighted and irrigated with electrically controlled automatic systems.

LOADING DOCK

•	One depressed and one grade level loading dock between Buildings G and H.

•	No trash compactors.

ELECTRIC VEHICLE STATIONS

•	Conduit from Parking Structure – P2 electrical room to 75 dual EV stations (150 parking spaces) in Parking Structure – P2.

Amendment No. 3 to Building G Lease

EXHIBIT F
FORM OF LUMP SUM PAYMENT AMENDMENT
AMENDMENT NO. __TO LEASE
This AMENDMENT TO LEASE (“Amendment”) is dated as of this __ day of ___________, 201_ (the “Amendment Date”), by and between _________________ LLC, a California limited liability company (“Landlord”), and ____________, a ________________ (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into that certain Lease dated as of ____________, 201_ [as amended by that certain ___________________ dated as of __________] (collectively, the “Lease”) for premises located in the City of Santa Clara, County of Santa Clara, State of California, commonly known as or otherwise described as ____________ Street, Suite _____, __________, California, comprised of approximately ____________ rentable square feet of floor area as more particularly described in the Lease; and
B.    Landlord has exercised the Lump Sum Payment Option as defined in Paragraph 3.1(b) of the Lease.
C.    Landlord and Tenant now desire to amend the Lease to set forth the on the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Definitions. All capitalized terms used in this Amendment but not otherwise defined shall have the meanings assigned to them in the Lease.

2.	Lump Sum Payment Date. The Lump Sum Payment Date is ___________, 201_.

3.	Base Monthly Rent Start Date. The Base Monthly Rent Start Date is ________, 201_.

4.	Abated Rent Lump Sum Payment. The amount of the Abated Rent Lump Sum Payment is _____________ Dollars ($___________).

5.	Base Monthly Rent. The schedule of Base Monthly Rent, as set forth in Article 1 of the Lease, is hereby amended in its entirety to read as follows:
The term “Base Monthly Rent” shall mean the following:

Period	Base Monthly Rent
Months __-__	$0.00

Amendment No. 3 to Building G Lease

Months **-36	$983,736.60
Months 37-48	$1,005,373.48
Months 49-60	$1,025,038.99
Months 61-72	$1,045,097.82
Months 73-84	$1,065,557.82
Months 85-96	$1,086,427.02
Months 97-108	$1,107,713.60
Months 109-120	$1,129,425.92
Months 121-124	$1,151,572.48

**[DRAFTING NOTE: COMPLETE TO CORRESPOND WITH BASE MONTHLY RENT START DATE AND CONFORM THE FIRST ROW IN THE SCHEDULE; IF BASE MONTHLY RENT START DATE IS MONTH 1, DELETE THE FIRST ROW IN THE SCHEDULE.]

6.
Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

7.	Miscellaneous.
7.1    Voluntary Agreement. The parties have read this Amendment and the mutual releases contained in it, and on the advice of counsel they have freely and voluntarily entered into this Amendment.
7.2    Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney’s fees and costs of suit.
7.3    Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.
7.4    Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Amendment No. 3 to Building G Lease

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

TENANT: PALO ALTO NETWORKS, INC. , a Delaware corporation By: _______________________________________________ Mark D. McLaughlin, Chairman and CEO

LANDLORD: SANTA CLARA CAMPUS PROPERTY OWNER I LLC, a Delaware limited liability company
By: Santa Clara Phase III REIT LLC,
a Delaware limited liability company,
its Sole Member

By: Santa Clara Campus Partners LLC,
a Delaware limited liability company,
its Manager

By: Menlo Equities Development Company IX
LLC,
a California limited liability company,
its Manager

By: Menlo Equities V LLC,
a California limited liability company,
its Manager

By: Menlo Legacy Holdings,
L.P., a California limited
partnership,
its Managing Member

By:_______________________
Henry D. Bullock, President